EXHIBIT 99.2

Board of Directors
ZenZuu USA, Inc.
West Palm Beach, Florida

Report of Independent Registered Public Accounting Firm

We have audited the balance sheet of ZenZuu USA, Inc. as of June 30, 2009, and the related statements of operations, stockholders’ equity and cash flows from the date of inception (June  8, 2009) through June 30, 2009 and for the one month ending June 30, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the schedule of accounts receivable is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule of accounts receivable.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZenZuu USA, Inc. as of June 30, 2009, the results of operations and its cash flows from the date of inception (June 8, 2009) through June 30, 2009 and for the one month ended June 30, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 8 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ R.R. Hawkins & Associates International, a PSC
January 27, 2010
Los Angeles, CA

ZENZUU USA, INC.
BALANCE SHEETS

		Pro forma
	June 30,	May 31,
	2009	2009

ASSETS

Current Assets
Cash	$50	$—
Deposits	75,000	75,000
Total current assets	75,050	75,000

License, net of accumulated amortization of $108,333 (June)
and $100,000 (May)	891,667	900,000
Debt issuance costs	—	6,500
Total assets	$966,717	$981,500

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accrued liabilities, related parties	$709,215	$695,952
Accounts payable and accrued expenses	184,898	174,567
Notes payable	34,974	34,974
Notes payable, related party	6,818	—
Total current liabilities	935,904	905,494

Convertible notes payable	878,000	878,000

Total liabilities	1,813,904	1,783,494

Shareholders’ deficit:
Common stock, $.001 par value, 75,000,000 shares authorized;
issued and outstanding 73,202	73	73
Common stock to be issued	2	2
Additional paid-in capital	(802,028)	(802,028)
Stock subscription receivable	(40)	(40)
Retained earnings (deficit)	(45,195)	(0)

Total shareholders' deficit	(847,188)	(801,993)

Total liabilities and shareholders' deficit	$966,717	$981,500

See accompanying notes to financial statements

ZENZUU USA, INC.
STATEMENT OF OPERATIONS

	For the one	For the year
	month ending	ending
	June 30, 2009	May 31, 2009

Revenues:
Revenues	$—	$5,374
Cost of revenues	—	—

Gross profit	—	5,374

Operating costs and expenses:
Selling, general and administrative
Advertsing and promotion	—	18,032
Salaries	20,000	191,450
Payroll taxes	—	9,173
Travel and entertainment	0	35,172
Legal	1,000	27,852
Accounting	1,000	33,000
Consulting, related parties	—	81,690
Consulting, other	1,000	37,474
Rent	1,191	32,097
Amortization of license costs	8,333	100,000
Business licenses and filing fees	—	250
Office expenses	—	4,987
Other	—	10,358
Total operating costs and expenses	32,524	581,536

Operating loss	(32,524)	(576,162)

Other income (expenses)
Interest expense, related parties	(30)	(2,288)
Interest expense, other	(6,141)	(62,406)
Merger costs	0
Debt issuance costs	(6,500)	(97,500)
Total other income (expenses)	(12,671)	(162,194)

Net (loss) income	$(45,195)	$(738,356)

Basic and diluted net (loss) income per common share	$(0.62)	$(10.24)

Basic and diluted weighted average common shares outstanding	73,002	72,122

See accompanying notes to financial statements

ZENZUU USA, INC
STATEMENT OF STOCKHOLDERS' EQUITY
JUNE 30, 2009

					Additional	Stock		Total
	Common stock		Common stock to be issued		paid-in	subscription	Accumulated	stockholders'
	Shares	Amount	Shares	Amount	capital	receivable	deficit	equity

Shares issued in merger	73,002	$73	1,998	$2	$(802,028)	$(40)	$-	$(801,993)

Net loss							(45,195)	(45,195)

Balances, June 30, 2009	73,002	$73	1,998	$2	$(802,028)	$(40)	$(45,195)	$(847,188)

See accompanying notes to financial statements

ZENZUU USA, INC.
STATEMENT OF CASH FLOWS

	For the one	For the year
	month ending	ending
	June 30, 2009	May 31, 2009

Cash flows from operating activities:
Net loss	$(45,195)	$(738,356)

Adjustments to reconcile net loss
to net cash used in operating activities:
Merger costs	-	-
Amortization of license	8,333	100,000
Amortization of debt issuance costs	6,500	97,500
Change in operating assets and liabilities:
Decrease (increase) in other assets	-	(73,750)
Increase in accounts payable and accrued expenses	10,332	141,068
Increase (decrease) in accrued expenses, related parties	13,263	(332,392)
Net cash used in operating activities	(6,768)	(805,930)

Cash flows from investing activities:
Net cash used in investing activities	-	-

Cash flows from financing activities:
Proceeds from stock subscription receivable received	-	1,138
Proceeds from loans from related parties	6,818	22,260
Proceeds from loans	-	34,974
Proceeds from convertible debentures	-	878,000
Placement agent fees paid	-	(104,000)
Payment to related party on notes payable	-	(26,938)
Net cash provided by financing activities	6,818	805,434

Net increase (decrease) in cash and cash equivalents	50	(496)

Cash and cash equivalents, beginning of period	-	496

Cash and cash equivalents, end of period	$50	$(0)

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$-	$-
Cash paid during the year for taxes	$-	$-

See accompanying notes to financial statements

ZenZuu USA, Inc.
Footnotes to Financial Statements
One Month Ended June 30, 2009

1.	Organization and Basis of Presentation

Organization and basis of presentation

ZenZuu, USA, Inc. (“ZZUSA” or the “Company”) was incorporated on June 5, 2009 under the laws of the state of Nevada for the purpose of seeking a business opportunity in the online social network industry.

Merger with ZZPartners, Inc.

On June 8, the Company merged with ZZPartners, Inc. (“ZZP”), a Nevada corporation was formed in April 2008, whereby ZZP shareholders received one share of the Company’s par value $0.001 common stock for every share of ZZP.  Accordingly, all of the assets and liabilities of ZZP are now included in ZZUSA and events that occurred prior to the merger are still referred to as activities of ZZUSA or the Company.

For comparative purposes the Company is including a pro forma balance sheet as of May 31, 2009.  The pro forma balance sheet reflects the balances of ZZP as of May 31, 2009 adjusted as if the merger occurred on May 31, 2009.  Accordingly the company reclassified the historical deficit to additional paid in capital. Also for comparative purposes the Company has included on the Statement of Operations the results for the year ending May 31, 2009 of ZZP.

Intellectual property

The Company accounts for intangible assets under ASC 350 which codified Statement of Financial Accounting Standard (SFAS) Number 142, “Goodwill and Other Intangible Assets.” Goodwill and other intangible assets deemed to have indefinite lives are not subject to annual amortization. The Company reviews, at least quarterly, its investment in brand names and other intangible assets for impairment and if impairment is deemed to have occurred, the impairment is charged to expense. Intangible assets which have finite lives are amortized on a straight line basis over their remaining useful life; they are also subject to annual impairment reviews.

Management applies the impairment tests contained in ASC 350 to determine if impairment has occurred. Accordingly, management compares the carrying value of the asset to its fair value in determining the amount of the impairment.

Management believes that the accounting estimate related to impairment of its intangible assets, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so.

Use of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash equivalents at June 30, 2009 were $50.

       Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes." under the asset and liability method of ASC 740, deferred tax assets  and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Stock-based compensation

ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Debt issuance costs

The costs related to the issuance of debt are capitalized and amortized to interest expense using the straight-line method over the lives of the related debt.  The straight-line method results in amortization that is not materially different from that calculated under the effective interest method.

Fair value of financial instruments

Accounting Standard Codification ASC 825 "Financial Instruments" codified Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate the carrying values of such amounts.

The Company computes net income (loss) per share in accordance with ASC 260 "Earnings Per Share" which codified SFAS No. 128 "Earnings per Share." ASC 260 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Accounting for obligations and instruments potentially settled in Company’s common stock

In connection with any obligations and instruments potentially to be settled in the Company's stock, the Company accounts for the instruments in accordance with ASC 815 which codified EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock.  This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's stock.

Under EITF 00-19, contracts are initially classified as equity or as either assets or liabilities, depending on the situation. All contracts are initially measured at fair value and subsequently accounted for based on the then current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, the Company reports changes in fair value in earnings and discloses these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

Derivative instruments

In connection with the issuance of equity instruments or debt, the Company may issue options or warrants to purchase common stock.  In certain circumstances, these options or warrants may be classified as liabilities, rather than as equity.  In addition, the equity instrument or debt may contain embedded derivative instruments, such as conversion options or listing requirements, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative liability instrument.  The Company accounts for derivative instruments under the provisions of ASC 815, Accounting for Derivative Instruments and Hedging Activities.

Recent accounting pronouncements

ASC 105, Generally Accepted Accounting Principles ("ASC 105" ) (formerly Statement of Financial Accounting Standards No.168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No.162) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board ("FASB" ) into a single source of authoritative generally accepted accounting principles ("GAAP") to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification ("ASC") carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed "non-authoritative". ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105. The implementation of this guidance changed the Company's references to GAAP authoritative guidance but did not impact the Company's financial position or results of operations.

ASC 855, Subsequent Events ("ASC 855") (formerly Statement of Financial Accounting Standards No.165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company's evaluation of its subsequent events. ASC 855 defines two types of subsequent events, "recognized" and "non-recognized". Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The effect of implementing this guidance was not material to the Company's financial position or results of operations.

ASC 944, Financial Services - Insurance ("ASC 944") contains guidance that was previously issued by the FASB in May 2008 as Statement of Financial Accounting Standards No. 163, Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60 that provides for changes to both the recognition and measurement of premium revenues and claim liabilities for financial guarantee insurance contracts that do not qualify as a derivative instrument in accordance with ASC 815, Derivatives and Hedging (formerly included under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities). This financial guarantee insurance contract guidance also expands the disclosure requirements related to these contracts to include such items as a company's method of tracking insured financial obligations with credit deterioration, financial information about the insured financial obligations, and management's policies for placing and monitoring the insured financial obligations. ASC 944, as it relates to financial guarantee insurance contracts, was effective for fiscal years beginning after December 15, 2008, except for certain disclosures related to the insured financial obligations, which were effective for the third quarter of 2008. The Company does not have financial guarantee insurance products, and, accordingly, the implementation of this portion of ASC 944 did not have an effect on the Company's results of operations or financial position.

ASC 805, Business Combinations ("ASC 805") (formerly included under Statement of Financial Accounting Standards  No. 141 (revised 2007), Business Combinations) contains guidance that was issued by the FASB in December 2007. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with certain exceptions. Additionally, the guidance requires changes to the accounting treatment of acquisition related items, including, among other items, transaction costs, contingent consideration, restructuring costs, indemnification assets and tax benefits. ASC 805 also provides for a substantial number of new disclosure requirements. ASC 805 also contains guidance that was formerly issued as FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies which was intended to provide additional guidance clarifying application issues regarding initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805 was effective for business combinations initiated on or after the first annual reporting period beginning after December 15, 2008.  Implementing this guidance did not have an effect on the Company's financial position or results of operations; however it will likely have an impact on the Company's accounting for future business combinations, but the effect is dependent upon acquisitions, if any, that are made in the future.

ASC 810, Consolidation ("ASC 810") includes new guidance issued by the FASB in December 2007 governing the accounting for and reporting of noncontrolling interests (previously referred to as minority interests). This guidance established reporting requirements which include, among other things, that noncontrolling interests be reflected as a separate component of equity, not as a liability. It also requires that the interests of the parent and the noncontrolling interest be clearly identifiable. Additionally, increases and decreases in a parent's ownership interest that leave control intact shall be reflected as equity transactions, rather than step acquisitions or dilution gains or losses. This guidance also requires changes to the presentation of information in the financial statements and provides for additional disclosure requirements. ASC 810 was effective for fiscal years beginning on or after December15, 2008.. The effect of implementing this guidance was not material to the Company's financial position or results of operations.

ASC 820, Fair Value Measurements and Disclosures ("ASC 820" ) (formerly included under Statement of Financial Accounting Standards No. 157, Fair Value Measurements) includes guidance that was issued by the FASB in September 2006 that created a common definition of fair value to be used throughout generally accepted accounting principles. ASC 820 applies whenever other standards require or permit assets or liabilities to be measured at fair value, with certain exceptions. This guidance established a hierarchy for determining fair value which emphasizes the use of observable market data whenever available. It also required expanded disclosures which include the extent to which assets and liabilities are measured at fair value, the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. ASC 820 also provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. The emphasis of ASC 820 is that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants, under current market conditions. ASC 820 also further clarifies the guidance to be considered when determining whether or not a transaction is orderly and clarifies the valuation of securities in markets that are not active. This guidance includes information related to a company's use of judgment, in addition to market information, in certain circumstances to value assets which have inactive markets.

Fair value guidance in ASC 820 was initially effective for fiscal years beginning after November15, 2007 and for interim periods within those fiscal years for financial assets and liabilities. The effective date of ASC 820 for all non-recurring fair value measurements of nonfinancial assets and nonfinancial liabilities was fiscal years beginning after November15, 2008. Guidance related to fair value measurements in an inactive market was effective in October 2008 and guidance related to orderly transactions under current market conditions was effective for interim and annual reporting periods ending after June 15, 2009.

In August 2009, the FASB issued ASC Update No.2009-05, Fair Value Measurements and Disclosures (Topic  820): Measuring Liabilities at Fair Value ("ASC Update No.2009-05"). This update amends ASC 820, Fair Value Measurements and Disclosures and provides further guidance on measuring the fair value of a liability. The guidance establishes the types of valuation techniques to be used to value a liability when a quoted market price in an active market for the identical liability is not available, such as the use of an identical or similar liability when traded as an asset. The guidance also further clarifies that a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are both Level 1 fair value measurements. If adjustments are required to be applied to the quoted price, it results in a level 2 or 3 fair value measurement. The guidance provided in the update is effective for the first reporting period (including interim periods) beginning after issuance. The Company does not expect that the implementation of ASC Update No.2009-05 will have a material effect on its financial position or results of operations.

In September 2009, the FASB issued ASC Update No.2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) ("ASC Update No.2009-12"). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December15, 2009 with early application permitted. The Company does not expect that the implementation of ASC Update No.2009-12 will have a material effect on its financial position or results of operations.

In June 2009, FASB issued Statement of Financial Accounting Standards No.167, Amendments to FASB Interpretation No.46(R) ("Statement No.167" ). Statement No.167 amends FASB Interpretation No.46R, Consolidation of Variable Interest Entities an interpretation of ARB No.51 ("FIN 46R") to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The statement requires an ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity's economic performance. This statement also enhances disclosures about a company's involvement in variable interest entities. Statement No.167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Although Statement No. 167 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 167 to have a material impact on its financial position or results of operations.

In June 2009, the FASB issued Statement of Financial Accounting Standards No.166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No.140 ("Statement No.166"). Statement No.166 revises FASB Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Extinguishment of Liabilities a replacement of FASB Statement 125 ("Statement No. 140" ) and requires additional disclosures about transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. It also eliminates the concept of a "qualifying special-purpose entity", changes the requirements for derecognizing financial assets, and enhances disclosure requirements. Statement No.166 is effective prospectively, for annual periods beginning after November 15, 2009, and interim and annual periods thereafter. Although Statement No.166 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No.166 will have a material impact on its financial position or results of operations.

The Company does not believe that any other recently issued, but not yet effective, accounting standards will have a material will have an effect on the Company’s consolidated financial position, results of operations or cash flow.

2.	Licensing Agreement

On May 21, 2008, the Company signed a license agreement with ZenZuu, Inc. (“ZZI”), a Nevada corporation, whereby the Company acquired the exclusive United States rights to ZZI’s online social database and advertising revenue-share model. This license agreement includes the rights to use all applicable copyrights, trademarks and related technology obtained or in connection with the online social network database and advertising revenue-sharing model. As consideration for this license, the Company is required to pay a total aggregate license fee of $1,000,000 and a monthly royalty of 25% of our net local advertising revenue received.   The term of the license is for 10 years, and is automatically renewable for successive ten year terms under the same terms and conditions.  As of November 1, 2009, the Company owes $550,000 (included in the liabilities assumed) and ZZI has agreed to accept future payments from the Company remitting twenty percent (20%) of month end cash available from operations.

3.	Related Party Transactions

As of May 31, 2009, the Company owed its chief financial officer (“CFO”) $87,500 for accrued but unpaid management services (included in the liabilities assumed).  This amount is included in the financial statements under “accounts payable, related party” as of May 31, 2009. Through May 31, 2009 the Company was valuing the services at $12,500 per month. Subsequent to June 1, 2009 the fee for the services has been reduced to $10,000 per month and will be paid when cash flow is available.  In June 2009, the Company also began accruing $10,000 a month for management services to its Chief Executive Officer (“CEO”), accordingly $20,000 is included in management services, related party for the month ended June 30, 2009 for services from the CEO and CFO, and $107,500 is included in accrued expenses, related party at June 30, 2009.

During the month ended June 30, 2009 a Company of which Mr. Fong is the sole partner has loaned the Company $6,768. The Notes are due on demand and have a stated per annum interest rate of 8%.

4.	Convertible and promissory notes payable

In June 2008, the Company, through a Private Placement Memorandum (the “Offering”), to accredited investors on a “best efforts” began offering a basis of up to a maximum of $2,000,000 in unsecured convertible promissory notes (the “Notes”), together with two warrants for each dollar of note purchased (i) one 2-year warrant to purchase a share of the Company’s common stock at an exercise price of $2.50 per share; and (ii) one 2-year warrant to purchase a share of the Company’s common stock at an exercise price of $5.00 per share (the “Warrants”).  The conversion of the Notes and the exercisability of the Warrants are contingent upon the Company’s entry into a merger transaction with a public reporting company (the “Merger”).  The Company sold $878,000 (included in the liabilities assumed) in Notes and the Notes will mature on the two-year anniversary of the Notes and carry a per annum interest rate of 8%.

The original terms of the Notes included that the Notes would automatically convert (the “Automatic Conversion Date”) on the 61st calendar day following a merger into shares of the Company’s common stock at a conversion price equal to a 25% discount to the lowest average closing bid price of the Company’s common stock over 10 consecutive trading days on or between the 31st and 60th calendar day after a merger, with a minimum conversion price of $1.00 and maximum conversion price of $3.00 (the “Conversion Price”).

The Company can call and redeem the Warrants upon 10 days prior written notice as long as the closing bid price of the common stock exceeds 165% of the exercise price of the ten consecutive days and the resale of the common stock issuable upon exercise of the Warrants has been included in an effective Registration Statement.

Due to the delay in completing the Share Exchange (See Note 9), the Company has agreed to remove the minimum conversion price of $1.00 and increase the discount from 25% to 35%.   The Company also changed the Automatic Conversion Date to be the six (6) month anniversary of the closing of the Share Exchange and the new discount is based upon the ten (10) average closing bid prices for the ten (10) days immediately preceding the revised Automatic Conversion Date. Additionally, the Company is offering an accelerated conversion feature, whereby the Notes are convertible within the first thirty (30) days of trading beginning after the closing of the Share Exchange, at a forty five percent (45%) discount to the lowest five (5) consecutive day average within the first thirty (30) days.   Lastly, the Company has modified the warrant exercise prices from $2.50 and $5.00 to 150% and 200%, respectively of the average closing bid prices for the five (5) days ending on the thirtieth (30th) calendar day after the closing of the Share Exchange.

5.	Capital Stock

As part of the initial capitalization of ZZP, ZZP offered shares of its common stock beginning April 22, 2008 (inception). The shares were not registered pursuant to the Securities Act of 1933 (the “Act”), as amended.  These shares were offered pursuant to an exemption from registration requirements of the Act.  During the period ended May 31, 2008, ZZP sold 65,625 shares of common stock for gross proceeds of $322 and subscriptions receivable of $991.  During the year ended May 31, 2009 ZZP sold 9,375 shares of common stock for gross proceeds of $187. The shares were sold to “founders” and directors and officers of ZZP for $0.02 per share.  During the year ended May 31, 2009 ZZP received $951 from the payment on subscriptions receivable and their remains a balance of $40 of subscriptions receivable as of June 30, 2009. In conjunction with the merger of ZZP and ZZUSA, the Company issued 73,002 shares of its common stock, recorded the stock subscription receivable of $40 (paid in December 2009) and recorded 1,998 of shares of common stock to be issued.

6.	Commitments and Contingencies

In connection with the execution of the license agreement with ZZI, the Company agreed to pay ZZI $1,000,000 and a royalty of 25% per month of net local advertising dollars received.  As of May 31 and June 30, 2009, the Company has a balance due of $550,000 to ZZI (included in the liabilities assumed).

Currently the Company is utilizing office space free of charge from an affiliated Company to our CEO and CFO.

7.	Income Taxes

Current income tax expense is the amount of income taxes expected to be payable for the current year.  A deferred income tax asset or liability is established for the expected future consequences of temporary differences in the financial reporting and tax bases of assets and liabilities.  The Company considers future taxable income and ongoing, prudent and feasible tax planning strategies, in assessing the value of its deferred tax assets.  If the Company determines that it is more likely than not that these assets will not be realized, the Company will reduce the value of these assets to their expected realizable value, thereby decreasing net income.  Evaluating the value of these assets is necessarily based on the Company’s judgment.  If the Company subsequently determined that the deferred tax assets, which had been written down, would be realized in the future, the value of the deferred tax assets would be increased, thereby increasing net income in the period when that determination was made.

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the year ended June 30, 2009:

For the month ended June 30, 2009

U.S. statutory federal rate	34.00%

Net operating loss for which no tax
Benefit is currently available	34.00%
0.00%

At June 30, 2009, deferred tax assets consisted of a net tax asset of approximately $30,000 due to operating loss carryforwards of approximately $45,000, which was fully allowed for, in the valuation allowance of $30,000.  The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.  The net operating loss carryforward expires through the year 2029.

The valuation allowance is evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.  At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

8.	Going Concern and Management’s Plans

Inherent in the Company’s business are various risks and uncertainties, including its limited operating history.  The Company’s future success will be dependent upon its ability to commercialize on its license, as well as the ability for ZZI to grow its online social network in order to attract local and national advertisers.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, the Company has no revenue, has incurred operating losses, used cash in support of its formation activities and, based upon current operating levels, requires additional significant capital to make the required license payments.  These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent on its ability to raise capital through equity offerings and debt borrowings to meet its obligations on a timely basis and ultimately to attain profitability.

9.	Subsequent Events:

Subsequent to June 30, 2009, the Company received cash in exchange for the issuance of promissory notes (the “Notes”) from related parties.  The Notes are due on demand and carry an annual interest rate of eight percent (8%).  As of November 30, 2009 the Company has issued $20,922 (unaudited) of Notes.

On September 30, 2009 the Company signed a non binding letter of intent (the “LOI”) to merge with VSUS Technologies, Inc. (“VSUS”). Pursuant to the terms of the LOI, VSUS would issue twenty million shares of its common stock in exchange for 100% of the common stock of the Company at closing.  Closing was subject to the parties signing a definitive agreement for the exchange of shares, as well as customary due diligence by both parties. A definitive agreement has not been executed among the parties and the LOI expired October 30, 2009.

In December 2009 the Company finalized negotiations with Techs Loanstar, Inc. (“Techs”), a publicly owned Nevada Corporation for the exchange of one hundred percent (100%) of the shares of common stock outstanding of the Company for 25,000,000 shares of Techs common stock.  Techs is quoted on the Over the Counter Bulletin Board under the symbol “TCLN” and currently has 40,400,000 shares of common stock outstanding and plans on retiring 28,000,000 shares effective with the closing of the exchange (the “Share Exchange”).  Immediately after the closing there will be 37,400,000 shares of Techs common stock outstanding, of which the ZZUSA shareholders will own 25,000,000 or approximately 67%.  This will constitute a change in control of Techs. The signing of the Share Exchange and the closing is subject to customary due diligence of both parties and is anticipated to occur prior to January 31, 2010.

ZENZUU USA, INC.
BALANCE SHEETS

	November 30,	May 31,
	2009	2009
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash	$13	$—
Deposits	—	75,000
Total current assets	13	75,000

License, net of accumulated amortization of $150,000 (November)
and $100,000 (May)	850,000	900,000
Debt issuance costs	—	6,500
Total assets	$850,013	$981,500

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accrued liabilities, related parties	$785,543	$695,952
Accounts payable and accrued expenses	234,536	174,567
Notes payable	36,174	34,974
Notes payable, related party	31,439	—
Total current liabilities	1,087,693	905,494

Convertible notes payable	878,000	878,000

Total liabilities	1,965,693	1,783,494

Shareholders’ deficit:
Common stock, $.001 par value, 75,000,000 shares authorized;
issued and outstanding 73,202	73	73
Common stock to be issued	2	2
Additional paid-in capital	(802,028)	(802,028)
Stock subscription receivable	(40)	(40)
Retained earnings (deficit)	(313,687)	(0)

Total shareholders' deficit	(1,115,680)	(801,993)

Total liabilities and shareholders' deficit	$850,013	$981,500

See accompanying notes to financial statements
2

ZENZUU USA, INC.
STATEMENT OF OPERATIONS
For the Six Months Ended November 30, 2009 and 2008
(Unaudited)

	2009	2008

Revenues:
Revenues	$—	$4,774
Cost of revenues	—	—

Gross profit	—	4,774

Operating costs and expenses:
Selling, general and administrative
Advertsing and promotion	—	18,032
Salaries	120,000	116,450
Payroll taxes	—	9,173
Travel and entertainment	121	31,217
Legal	6,000	14,512
Accounting	6,000	18,000
Consulting, related parties	—	37,500
Consulting, other	6,000	31,940
Rent	5,045	23,387
Conventions	—	32,097
Amortization of license costs	50,000	50,000
Business licenses and filing fees	—	250
Communications	—	5,831
Office expenses	—	4,987
Other	15	3,706
Total operating costs and expenses	193,181	397,082

Operating loss	(193,181)	(392,308)

Other income (expenses)
Interest expense, related parties	(520)	—
Interest expense, other	(36,901)	(27,889)
Merger costs	(75,000)
Debt issuance costs	(8,085)	(48,750)
Total other income (expenses)	(120,506)	(76,639)

Net (loss) income	$(313,687)	$(468,948)

Basic and diluted net (loss) income per common share	$(4.30)	$(13.13)

Basic and diluted weighted average common shares outstanding	73,002	35,721

See accompanying notes to financial statements
3

ZENZUU USA, INC
STATEMENT OF STOCKHOLDERS' EQUITY
SIX MONTHS ENDED NOVEMBER 30, 2009 (unaudited)

					Additional	Stock		Total
	Common stock		Common stock to be issued		paid-in	subscription	Accumulated	stockholders'
	Shares	Amount	Shares	Amount	capital	receivable	deficit	equity

Balances, May 31, 2009	73,002	$73	1,998	$2	$(802,028)	$(40)	$(0)	$(801,993)

Net loss							(313,687)	(313,687)

Balances, November 30, 2009	73,002	$73	1,998	$2	$(802,028)	$(40)	$(313,687)	$(1,115,680)

See accompanying notes to financial statements
4

ZENZUU USA, INC.
STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2009 AND 2008
(Unaudited)

	2009	2008

Cash flows from operating activities:
Net loss	$(313,687)	$(468,948)

Adjustments to reconcile net loss
to net cash used in operating activities:
Merger costs	75,000	-
Amortization of license	50,000	50,000
Amortization of debt issuance costs	8,085	48,750
Change in operating assets and liabilities:
Increase in other assets	-	(75,000)
Increase (decrease) in accounts payable and accrued expenses	59,969	53,637
Increase (decrease) in accrued expenses, related parties	89,591	(417,021)
Net cash used in operating activities	(31,042)	(808,582)

Cash flows from investing activities:
Purchase of license		-
Net cash used in investing activities	-	-

Cash flows from financing activities:
Proceeds from sale of common stock	-	187
Proceeds from stock subscription receivable received	-	951
Proceeds from loans from related parties	31,439	1,000
Proceeds from loans	1,200	34,974
Proceeds from convertible debentures	-	878,000
Placement agent fees paid	(1,585)	(104,000)
Payment to related party on notes payable	-	(5,678)
Increase in bank overdraft	-	(2,651)
Net cash provided by financing activities	31,054	802,783

Net increase (decrease) in cash and cash equivalents	13	(5,799)

Cash and cash equivalents, beginning of period	-	496

Cash and cash equivalents, end of period	$13	$(5,302)

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$-	$-
Cash paid during the year for taxes	$-	$-

See accompanying notes to financial statements

5

ZENZUU USA, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation

Organization and basis of presentation

ZenZuu, USA, Inc. (the “Company”) was incorporated on June 5, 2009 under the laws of the state of Nevada for the purpose of seeking a business opportunity in the online social network industry.

Merger with ZZPartners, Inc.

On June 8, the Company merged with ZZPartners, Inc. (“ZZP”), a Nevada corporation was formed in April 2008, whereby ZZP shareholders received one share of the Company’s par value $0.001 common stock for every share of ZZP.  Accordingly, all of the assets and liabilities of ZZP are now included in ZZUSA and events that occurred prior to the merger are still referred to as activities of ZZUSA or the Company.

For comparative purposes the Company is including a pro forma balance sheet as of May 31, 2009.  The pro forma balance sheet reflects the balances of ZZP as of May 31, 2009 adjusted as if the merger occurred on May 31, 2009.  Accordingly the company reclassified the historical deficit to additional paid in capital. Also for comparative purposes the Company has included on the Statement of Operations the results for the six months ending November 30, 2008 of ZZP.

Recent Accounting Pronouncements

In June 2009 the FASB established the Accounting Standards Codification ("Codification'" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards ("SFAS'") SFAS No. 165 (ASC Topic 855), "Subsequent Events", SFAS No. 166 (ASC Topic 810), "Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140", SFAS No. 167 (ASC Topic 810), "Amendments to FASB Interpretation No. 46(R)", and SFAS No. 168 (ASC Topic 105), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162" were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2009-15 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

6

ZENZUU USA, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation (continued):

The Company does not expect that adoption of these or other recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Accounting Policies

Intellectual property

The Company records intangible assets in accordance with Statement of Financial Accounting Standard (“SFAS”) ASC Topic 350, “Goodwill and Other Intangible Assets.” Goodwill and other intangible assets deemed to have indefinite lives are not subject to annual amortization. The Company reviews, at least quarterly, its investment in brand names and other intangible assets for impairment and if impairment is deemed to have occurred, the impairment is charged to expense. Intangible assets which have finite lives are amortized on a straight line basis over their remaining useful life; they are also subject to annual impairment reviews.

Management applies the impairment tests contained in this pronouncement to determine if impairment has occurred. Accordingly, management compares the carrying value of the asset to its fair value in determining the amount of the impairment.

Management believes that the accounting estimate related to impairment of its intangible assets, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so.

Use of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.  Cash equivalents at November 30, 2009 and May 31, 2009 and were $13 and $0 respectively.

Revenue recognition

The Company’s revenue is derived from online advertising placed on ZZI”s website, www.zenzuu.com.  The Company recognizes this advertising revenue in accordance with Staff Accounting Bulletin ASC Topic 605, “Revenue Recognition in Financial Statements” when the price is fixed or determinable, persuasive evidence of an arrangement exists, the revenue has been earned, and collectability is reasonably assured.

7

ZENZUU USA, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation (continued):

Accounting Policies (continued):

Income taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards, ASC Topic 740, Accounting for Income Taxes.  This pronouncement requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  A valuation allowance for net deferred taxes is provided unless realizability is judged by management to be more likely than not.  The effect on deferred taxes from a change in tax rates is recognized in income in the period that includes that enactment date.  More information on the Company’s income taxes is available in Note 6 (Income Taxes) in these financial statements.

Stock-based compensation

While the Company currently has no stock-based compensation expense, the Company intends to account for its compensation expense for any future stock-based employee compensation plans in accordance with Statement of Financial Accounting Standards ASC 718, Share-Based Payment.

Debt issuance costs

The costs related to the issuance of debt are capitalized and amortized to interest expense using the straight-line method over the lives of the related debt.  The straight-line method results in amortization that is not materially different from that calculated under the effective interest method.

Fair value of financial instruments

The carrying amount of the Company’s financial instruments including cash, restricted cash, accounts and other receivables, accounts payable, accrued interest and accrued expenses approximate their fair value as of August 31, 2009 due to their short maturities.  The carrying amount of lines of credit and long term debt approximate fair value because the related effective interest rates on these instruments approximate the rates currently available to the Company.

Loss per common share

Loss per share of common stock is computed based on the weighted average number of common shares outstanding during the period.  At November 30, 2009, the Company had no stock options, warrants, or other derivative instruments convertible into common stock and therefore no diluted loss per share figures were presented.

8

ZENZUU USA, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation (continued):

Accounting for obligations and instruments potentially settled in Company’s common stock

In connection with any obligations and instruments potentially to be settled in the Company's stock, the Company accounts for the instruments in accordance with ASC Topic 815, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock.  This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's stock.

Under this pronouncement, contracts are initially classified as equity or as either assets or liabilities, depending on the situation. All contracts are initially measured at fair value and subsequently accounted for based on the then current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, the Company reports changes in fair value in earnings and discloses these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

Derivative instruments

In connection with the issuance of equity instruments or debt, the Company may issue options or warrants to purchase common stock.  In certain circumstances, these options or warrants may be classified as liabilities, rather than as equity.  In addition, the equity instrument or debt may contain embedded derivative instruments, such as conversion options or listing requirements, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative liability instrument.  The Company accounts for derivative instruments under the provisions of ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities.

Recently Issued Accounting Standards

 In October 2009, the FASB issued an amendment to the accounting standards related to the    accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective for the Company on January 1, 2011.

9

ZENZUU USA, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation (continued):

Recently Issued Accounting Standards (continued):

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product's essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective for the Company on January 1, 2011.

The Company does not believe that any other recently issued, but not yet effective, accounting standards will have a material will have an effect on the Company’s consolidated financial position, results of operations or cash flow.

2.	Licensing Agreement

On May 21, 2008 the Company signed a license agreement between the Company and ZenZuu, Inc. (“ZZI”), a Nevada corporation, whereby the Company acquired the exclusive United States rights to ZZI’s online social database and advertising revenue-share model. This license agreement includes the rights to use all applicable copyrights, trademarks and related technology obtained or in connection with the online social network database and advertising revenue-sharing model. As consideration for this license, the Company is required to pay a total aggregate license fee of $1,000,000 and a monthly royalty of 25% of our net local advertising revenue received.   The term of the license is for 10 years, and is automatically renewable for successive ten year terms under the same terms and conditions.  As of November 30, 2009, the Company owes $550,000 (included in the liabilities assumed) and ZZI has agreed to accept future payments from the Company remitting twenty percent (20%) of month end cash available from operations.

10

ZENZUU USA, INC.

NOTES TO FINANCIAL STATEMENTS

3.	Related Party Transactions

As of May 31, 2009, the Company owed its chief financial officer (“CFO”) $87,500 for accrued but unpaid management services.  This amount is part of the liabilities assumed and is included in the financial statements under “accounts payable, related party” as of May 31, 2009. Through May 31, 2009 the Company was valuing the services at $12,500 per month. Subsequent to June 1, 2009 the fee for the services has been reduced to $10,000 per month and will be paid when cash flow is available.  In June 2009, the Company began accruing a salary of $10,000 a month to its Chief Executive Officer (“CEO”), accordingly $120,000 is included in salaries for six months ended November 30, 2009 for services from the CEO and CFO, and $194,154 is included in accrued expenses, related party at November 30, 2009.

During the six months ended November 30, 2009 a Company of which Mr. Fong is the sole partner has loaned the Company $27,689 and Mr. Hollander has loaned the Company $3,750. The Notes are due on demand and have a stated per annum interest rate of 8%.

4.	Convertible and promissory notes payable

In June 2008, the Company, through a Private Placement Memorandum (the “Offering”), to accredited investors on a “best efforts” began offering a basis of up to a maximum of $2,000,000 in unsecured convertible promissory notes (the “Notes”), together with two warrants for each dollar of Note purchased (i) one 2-year warrant to purchase a share of the Company’s common stock at an exercise price of $2.50 per share; and (ii) one 2-year warrant to purchase a share of the Company’s common  stock at an exercise price of $5.00 per share (the “Warrants”).  The conversion of the Notes and the exercisability of the Warrants is contingent upon the Company’s entry into a merger transaction with a public reporting company (the “Merger”).  The Company sold $878,000 in Notes, the Notes will mature on the two-year anniversary of the Notes and carry a per annum interest rate of 8%.

The original terms of the Notes included that the Notes would automatically convert (the “Automatic Conversion Date”) on the 61st calendar day following a merger into shares of the Company’s common stock at a conversion price equal to a 25% discount to the lowest average closing bid price of the Company’s common stock over 10 consecutive trading days on or between the 31st and 60th calendar day after a merger, with a minimum conversion price of $1.00 and maximum conversion price of $3.00 (the “Conversion Price”).

The Company can call and redeem the Warrants upon 10 days prior written notice as long as the closing bid price of the common stock exceeds 165% of the exercise price of the ten consecutive days and the resale of the common stock issuable upon exercise of the Warrants has been included in an effective Registration Statement.

Due to the delay in completing the Share Exchange (See Note 9), the Company has agreed to remove the minimum conversion price of $1.00 and increase the discount from 25% to 35%.   The Company also changed the Automatic Conversion Date to be the six (6) month anniversary of the closing of the Share Exchange and the new discount is based upon the ten (10) average closing bid prices for the ten (10) days immediately preceding the revised Automatic Conversion Date. Additionally, the Company is offering an accelerated conversion feature, whereby the Notes are convertible within the first thirty (30) days of trading beginning after the closing of the Share Exchange, at a forty five percent (45%) discount to the lowest five (5) consecutive day average within the first thirty (30)

11

ZENZUU USA, INC.

NOTES TO FINANCIAL STATEMENTS

4.	Convertible and promissory notes payable (continued):

days.   Lastly, the Company has modified the warrant exercise prices from $2.50 and $5.00 to 150% and 200%, respectively of the average closing bid prices for the five (5) days ending on the thirtieth (30th) calendar day after the closing of the Share Exchange.

5.	Capital Stock

As part of the initial capitalization of the Company, the Company offered shares of its common stock beginning April 22, 2008 (inception). The shares were not registered pursuant to the Securities Act of 1933 (the “Act”), as amended.  These shares were offered pursuant to an exemption from registration requirements of the Act.  During the period ended May 31, 2008, the Company sold 65,625 shares of common stock for gross proceeds of $322 and subscriptions receivable of $991.  During the year ended May 31, 2009 the Company sold 9,375 shares of common stock for gross proceeds of $187. The shares were sold to “founders” and directors and officers of the Company for $0.02 per share.  During the year ended May 31, 2009 the Company received $951 from the payment on subscriptions receivable and on December 24, 2009 received the balance of $40 of the subscription receivable.

6.	Letters of Intent

On July 21, 2008 the Company signed a Letter of Intent (“LOI”) with Denali Concrete Management, Inc. (“Denali”), a Nevada Corporation. The LOI contemplates that Denali would acquire 100% of the Company by issuing twenty four (24) million shares of its common stock to the shareholders of the Company.  Additionally the Company was to pay $220,000 to certain Denali shareholders to cancel certain shares and repay certain liabilities of Denali.  The Company paid a deposit of $50,000 of the $220,000 in July 2008. On September 11, 2008 the Company sent a deposit of $25,000 to Denali and the parties entered into Amendment No. 1 to the LOI pursuant to which the closing date was extended to October 15, 2008 in which the Company agreed to place an additional $25,000 in escrow to be paid to Denali at closing.  The escrow amounts are subject to forfeiture under certain circumstances. As of August 30, 2009 the Company has not deposited the additional $25,000, the transaction has not been completed and the Company has determined that the $75,000 has been forfeited.  Accordingly, the Company has expensed the $75,000 in the six months ending November 30, 2009.

On September 30, 2009 the Company signed a non binding letter of intent (the “LOI”) to merge with  VSUS Technologies, Inc. (“VSUS”). Pursuant to the terms of the LOI, VSUS would issue twenty million shares of its common stock in exchange for 100% of the common stock of the Company at closing.  Closing is subject to the parties signing a definitive agreement for the exchange of shares, as well as customary due diligence by both parties.  A definitive agreement has not been executed among the parties and the LOI expired October 30, 2009.

7.	Commitments and Contingencies

In connection with the Company’s execution of the license agreement with ZZI, the Company agreed to pay ZZI $1,000,000 and a royalty of 25% per month of net local advertising dollars received.  As of August 31, 2009, the Company has made payments of $450,000 to ZZI.

12

ZENZUU USA, INC.

NOTES TO FINANCIAL STATEMENTS

The Company signed effective June 1, 2008, a six-month lease for furnished office space in Las Vegas, Nevada for two office suites.  Pursuant to the lease, the Company is required to pay $2,500 per month for the office space.  The lease expired November 30, 2008. Currently the Company is utilizing office space free of charge from an affiliated Company to our CEO and CFO.

8.	Income Taxes

Current income tax expense is the amount of income taxes expected to be payable for the current year.  A deferred income tax asset or liability is established for the expected future consequences of temporary differences in the financial reporting and tax bases of assets and liabilities.  The Company considers future taxable income and ongoing, prudent and feasible tax planning strategies, in assessing the value of its deferred tax assets.  If the Company determines that it is more likely than not that these assets will not be realized, the Company will reduce the value of these assets to their expected realizable value, thereby decreasing net income.  Evaluating the value of these assets is necessarily based on the Company’s judgment.  If the Company subsequently determined that the deferred tax assets, which had been written down, would be realized in the future, the value of the deferred tax assets would be increased, thereby increasing net income in the period when that determination was made.

9.	Going Concern and Management’s Plans

Inherent in the Company’s business are various risks and uncertainties, including its limited operating history.  The Company’s future success will be dependent upon its ability to commercialize on its license, as well as the ability for ZZI to grow its online social network in order to attract local and national advertisers.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, the Company has no revenue, has incurred operating losses, used cash in support of its formation activities and, based upon current operating levels, requires additional significant capital to make the required license payments.  These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent on its ability to raise capital through equity offerings and debt borrowings to meet its obligations on a timely basis and ultimately to attain profitability.

10.	Subsequent Events:

 Subsequent to November 30, 2009 through January 11, 2010 the Company received $111,000 ($24,500 from related parties) in exchange for the issuance of promissory notes (the “Notes”).  Of the Notes, $85,000 become due in 120 days (are due between April 26, 2010 and May 12, 2010) and carry an annual interest rate of ten percent (10%).  Additionally, the Company issued warrants to purchase 340,000 shares of our common stock at an exercise price of $0.01 with a cashless provision.  The warrants expire on the two year anniversary of the closing of a transaction that results in the Company becoming publicly traded.  The balance of the Notes is due on demand and carries an annual interest rate of eight percent (8%).

13

ZENZUU USA, INC.

NOTES TO FINANCIAL STATEMENTS

In December 2009 the Company finalized negotiations for with Techs Loanstar, Inc. (“Techs”), a publicly owned Nevada Corporation for the exchange of one hundred percent (100%) of the shares of common stock outstanding of the Company for 25,000,000 shares of Techs common stock.  Techs is quoted on the Over the Counter Bulletin Board under the symbol “TCLN” and currently has 40,400,000 shares of common stock outstanding and plans on retiring 28,000,000 shares effective with the closing of the merger. Immediately after the closing there will be 37,400,000 shares of Techs common stock outstanding, of which the ZZUSA shareholders will own 25,000,000 or approximately 67%.  This will constitute a change in control of Techs. The signing of the Agreement and the closing of the merger is subject to customary due diligence of both parties and is anticipated to occur prior to January 31, 2010.

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